Exhibit 99.1

PENHALL INTERNATIONAL CORP.

1801 Penhall Way

Anaheim, California 92803

November 1, 2005

The Bank of New York Trust Company, N.A.

700 S. Flower Street, Suite 500

Los Angeles, California 90017

Attn:  Corporate Trust Administration

                                                Re:                               12% Senior Notes due 2006 of Penhall International Corp.

                                                                                                Notice of Redemption to Trustee and Paying Age

Ladies and Gentlemen:

Reference is made to that certain indenture dated as of August 1, 1998 (as amended from time to time, the “Indenture”) among Penhall International Corp., an Arizona corporation, as issuer (the “Company”), the Guarantors named therein, as guarantors, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), with respect to the Company’s 12% Senior Notes due 2006 (the “Notes”).  This notice is delivered to you in your capacity as the Trustee and the Paying Agent under the Indenture in accordance with Section 3.01 of the Indenture.  You are hereby notified that the Company intends to redeem all outstanding Notes pursuant to Section 3.03 of the Indenture at a redemption price of 102.000% of the aggregate principal amount thereof (or $1,020.00 per $1,000 in principal amount of the Notes) (the “Redemption Price”) on December 1, 2005 (the “Redemption Date”), plus accrued and unpaid interest, if any, to but not including the Redemption Date (such Redemption Price and interest, the “Redemption Payment”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Indenture.  A draft of the notice of redemption to the Holders of the Notes is attached hereto as Annex A (the “Notice of Redemption”).

We hereby request that you mail the Notice of Redemption substantially in the form attached hereto to the Holders of the Notes on November 1, 2005.

In accordance with Section 3.01 of the Indenture, you are hereby further notified that: (i) the Company is calling for redemption of all of the Notes, of which there currently are $100,000,000 in aggregate principal amount outstanding, and the amount of accrued interest to be paid in respect thereof is $4,000,000.00 (or $40.00 per $1,000 in principal amount of the Notes); and (ii) the CUSIP number of each of the Notes to be redeemed is 707078AC5.

You are further notified that on the date hereof, an amount equal to the Redemption Payment shall be deposited with you pursuant to Section 3.06 of the Indenture.  We hereby request that (i) prior to the Redemption Date, you hold such Redemption Payment in trust for the Holders of the Notes, and (ii) on the Redemption Date, you release and disburse the Redemption Payment to the Holders of the Notes in accordance with the Indenture for purposes of effecting the redemption of the Notes on such date.

You hereby agree that delivery of this notice shall be deemed to satisfy the requirements with respect to such delivery set forth in Sections 3.01 and 3.04 of the Indenture.

In addition, we are delivering to you herewith an Officers’ Certificate and Opinion of Counsel stating that the Company’s proposed redemption shall comply with the conditions precedent and covenants provided for in the Indenture.

Very truly yours,

PENHALL INTERNATIONAL CORP.

By:	/s/ Jeffrey E. Platt
Name: Jeffrey E. Platt
Title: Vice-President - Finance

Annex A

NOTICE OF REDEMPTION

PENHALL INTERNATIONAL CORP.

as Issuer

with respect to

the 12% Senior Notes due 2006

CUSIP No.: 707078AC5

November 1, 2005

Ladies and Gentlemen:

Reference is made to that certain indenture dated as of August 1, 1998 (as amended from time to time, the “Indenture”) among Penhall International Corp., an Arizona corporation, as issuer (the “Company”), the Guarantors named therein, as guarantors, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), with respect to the Company’s 12% Senior Notes due 2006 (the “Notes”).  This notice is delivered in accordance with Section 3.04 of the Indenture and paragraphs 5 and 6 of the Notes.  Pursuant to paragraphs 5 and 6 of the Notes, you are hereby notified that the Company is redeeming all outstanding Notes pursuant to Section 3.03 of the Indenture at a redemption price of 102.000% of the aggregate principal amount thereof (or $1,020.00 per $1,000 in principal amount of the Notes) (the “Redemption Price”) on December 1, 2005 (the “Redemption Date”), plus accrued and unpaid interest, if any, to but not including the Redemption Date (such Redemption Price and interest, the “Redemption Payment”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Indenture.  Prior to or simultaneous with this notice to the Holders, the Company has provided notice of redemption to the Trustee and the Paying Agent in accordance with Section 3.01 of the Indenture.

In accordance with Section 3.04 of the Indenture, you are hereby further notified that:

(1)                                  The Redemption Date is December 1, 2005;

(2)                                  The Redemption Price is 102.000% of the aggregate principal amount of the outstanding Notes (or $1,020.00 per $1,000 in principal amount of the Notes), and the amount of accrued interest to be paid is $4,000,000.00 (or approximately $40.00 per $1,000 in principal amount of the Notes);

(3)                                  The name of the Paying Agent is The Bank of New York Trust Company, N.A., and its address is as follows: 700 S. Flower Street, Suite 500, Los Angeles, California 90017;

(4)                                  This redemption is being made pursuant to subparagraph 5 of the Notes;

(5)                                  You must surrender your Notes to the Paying Agent at the following address to collect the Redemption Payment; and

If by Mail:	By Registered or Certified Mail:	By Hand or Overnight Delivery:

The Bank of New York	The Bank of New York	The Bank of New York
P.O. Box 396	111 Sanders Creek Parkway,	111 Sanders Creek Parkway,
East Syracuse, NY 13057	2nd Floor	2nd Floor
Attn: Debt Processing Group	East Syracuse, NY 13057	East Syracuse, NY 13057
	Attn: Debt Processing Group	Attn: Debt Processing Group

(6)                                  Unless the Company defaults in making the Redemption Payment, interest on the Notes will cease to accrue on and after the Redemption Date, and the only remaining right you have is to receive payment of the Redemption Payment as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

No representation is being made as to the accuracy of the CUSIP number, if any, listed in this notice or printed on the Notes.

You hereby agree that the delivery of this notice shall be deemed to satisfy the requirements with respect to such delivery set forth in Section 3.04 of the Indenture.

Withholding of 31% of gross redemption proceeds of any payment made within the United States is required by the Interest and Dividend Tax Compliance Act of 1983 unless the Paying Agent has the correct taxpayer identification number (social Security number or employer identification number) or exemption certificate of the Payee.  You must furnish a properly completed IRS Form W-9 when presenting your Notes.

Very truly yours,

PENHALL INTERNATIONAL CORP.

By:	/s/ Jeffrey E. Platt
	Name:	Jeffrey E. Platt
	Title:	Vice President - Finance